UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 15, 2013
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 15, 2013, Facebook, Inc. (the “Company”) entered into a five-year senior unsecured revolving credit facility (the “2013 Revolving Credit Facility”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto. The 2013 Revolving Credit Facility replaces the Company’s existing credit facilities and allows the Company to borrow up to $6.5 billion to fund working capital and general corporate purposes. Interest under the 2013 Revolving Credit Facility will be payable on the borrowed amounts set at the London Interbank Offered Rate (LIBOR) plus 1.0%. The Company paid origination fees at closing of the 2013 Revolving Credit Facility, which fees are being amortized over the term of the facility. The Company is also obligated to pay an annual commitment fee of 0.10% on the daily undrawn balance of the facility. Any amounts outstanding under this facility will be due on August 15, 2018. No amounts have been drawn under this facility as of the date hereof.
The foregoing description of the 2013 Revolving Credit Facility is qualified in its entirety by reference to the full text of the 2013 Revolving Credit Facility, which is filed as an exhibit to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.
On August 15, 2013, in connection with entering into the 2013 Revolving Credit Facility, the Company terminated its existing undrawn $5.0 billion revolving credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto. In addition, the Company terminated its existing $1.5 billion term loan facility (the “Amended and Restated Term Loan”) with JPMorgan Chase Bank, N.A, as Administrative Agent, and the lenders party thereto, under which it had $1.5 billion principal amount outstanding. Pursuant to the terms of the Amended and Restated Term Loan, the Company had the option to repay this facility at any time prior to the maturity date without penalty, and the Company repaid the principal and discharged itself of all other obligations in connection with the termination of this facility.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number    Exhibit Title or Description

10.1	Credit Agreement, dated as of August 15, 2013, among Facebook, Inc., JPMorgan Chase Bank, as Administrative Agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: August 15, 2013	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit Number    Exhibit Title or Description

10.1	Credit Agreement, dated as of August 15, 2013, among Facebook, Inc., JPMorgan Chase Bank, as Administrative Agent, and the lenders party thereto.